Exhibit 99.1

COURIER CORPORATION 15 WELLMAN AVENUE NORTH CHELMSFORD, MA 01863

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on [—], 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on [—], 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you need help with voting, please call 1-800-322-2885 for assistance. If you vote by phone or Internet, please do not mail your proxy card.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR each of the following proposals:

1.	To approve the Agreement and Plan of Merger, dated as of February 5, 2015, as amended from time to time, by and among Courier, R.R. Donnelley & Sons Company (“RRD”), Raven Solutions, Inc. (“Merger Sub”) and Raven Ventures LLC (“Merger LLC”), pursuant to which Merger Sub will merge with and into Courier, with Courier being the surviving company (the “merger”), immediately followed by a merger of Courier with and into Merger LLC, with Merger LLC being the surviving company, surviving as a wholly-owned subsidiary of RRD.	☐	For	☐	Against	☐	Abstain

2.	To consider and cast an advisory (non-binding) vote upon a proposal to approve compensation payable to certain executive officers of Courier in connection with the merger.	☐	For	☐	Against	☐	Abstain

3.	To approve the adjournment or postponement of the Courier special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement.	☐	For	☐	Against	☐	Abstain

NOTE: In their discretion, the proxies named on this proxy card are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

		For address change/comments, mark here. (see reverse for instructions)		☐

		Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

SPECIAL MEETING OF COURIER SHAREHOLDERS

[—], 2015

[—] Eastern time

[location]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING ON [—], 2015.

Rajeev Balakrishna and Peter M. Folger, or either of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Courier Corporation, to be held on [—], 2015 at [—], at [—] Eastern time, and certain adjournments or postponements thereof.

SEE REVERSE SIDE: If you are voting by mail and wish to vote in accordance with the Board of Directors’ recommendations, simply sign and date on the reverse side and return this proxy card in the enclosed envelope. You need not mark any boxes.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE